NextDecade Subsidiary Rio Grande LNG Announces Issuance of $1.115 Billion Senior Secured Notes due 2047
Note proceeds will be utilized to reduce outstanding borrowings and commitments under existing Rio Grande LNG, LLC term loan facilities
HOUSTON--(BUSINESS WIRE)--July 1, 2024-- NextDecade Corporation (NextDecade or the Company) (NASDAQ: NEXT) announced today that its subsidiary Rio Grande LNG, LLC (Rio Grande LNG) has issued $1.115 billion of senior secured notes in a private placement. These senior secured notes will accrue interest at a fixed rate of 6.58%. Proceeds from the notes will be used to reduce outstanding borrowings and commitments under Rio Grande LNG’s existing term loan facilities for Phase 1 at the Rio Grande LNG Facility.
The senior secured notes will be amortized over a period of 18 years beginning in September 2029, with a final maturity in September 2047. The senior secured notes rank pari passu with Rio Grande LNG’s existing senior secured financings.
Including this transaction, the Company has now refinanced a total of over $1.85 billion of the original $11.1 billion Rio Grande LNG term loan facilities since a positive final investment decision was reached on Phase 1 at the Rio Grande LNG Facility in July 2023.
About NextDecade Corporation
NextDecade Corporation is an energy company accelerating the path to a net-zero future. Leading innovation in more sustainable LNG and carbon capture solutions, NextDecade is committed to providing the world access to cleaner energy. Through our subsidiaries Rio Grande LNG and NEXT Carbon Solutions, we are developing a 27 MTPA LNG export facility in South Texas along with one of the largest carbon capture and storage projects in North America. We are also working with third-party customers around the world to deploy our proprietary processes to lower the cost of carbon capture and storage and reduce CO2 emissions at their industrial-scale facilities. NextDecade’s common stock is listed on the Nasdaq Stock Market under the symbol “NEXT.” NextDecade is headquartered in Houston, Texas. For more information, please visit www.next-decade.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design,” “assume,” “budget,” “guidance,” “forecast,” and "target," and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on assumptions and analysis made by NextDecade in light of current expectations, perceptions of historical trends, current conditions and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in NextDecade’s periodic reports that are filed with and available from the Securities and Exchange Commission. Additionally, any development of subsequent trains at the Rio Grande LNG Facility or CCS projects remains contingent upon execution of definitive commercial and financing agreements, securing all financing commitments and potential tax incentives, achieving other customary conditions and making a final investment decision to proceed. The forward-looking statements in this press release speak as of the date of this release. NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.
NextDecade Contacts
Investors
Megan Light
mlight@next-decade.com

832-981-6583
Media
Susan Richardson
srichardson@next-decade.com
832-413-6400